Exhibit 99.6

SCHEDULE I

BROOKFIELD CORPORATION

Name and Position of Officer or Director	Principal Business Address	Principal Occupation or Employment	Citizenship

M. Elyse Allan, Director	181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3, Canada	Corporate Director	Canada and U.S.A.

Eng Seng Ang, Director	168 Robinson Road, #37-01, Capital Tower, Singapore 068912	Advisor, GIC	Singapore

Justin B. Beber, Chief Operating Officer	181 Bay Street, Suite 100, Toronto, Ontario M5J 2T3, Canada	Chief Operating Officer, Brookfield Corporation	Canada

Jeffrey Blidner, Vice Chair and Director	181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3, Canada	Vice Chair, Brookfield Corporation	Canada

Jack L. Cockwell, Director	51 Yonge Street, Suite 400 Toronto, Ontario M5E 1J1, Canada	Chair, Brookfield Partners Foundation	Canada

Bruce Flatt, Director and Chief Executive Officer	Brookfield Place 225 Liberty Street, 8th Floor New York NY 10281-1048	Chief Executive Officer, Brookfield Corporation	Canada

Nicholas H. Goodman, President and Chief Financial Officer	181 Bay Street, Suite 100, Toronto, Ontario M5J 2T3, Canada	President and Chief Financial Officer, Brookfield Corporation	United Kingdom

Janice Fukakusa, Director	181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3, Canada	Corporate Director	Canada

Maureen Kempston Darkes, Director	181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3, Canada	Corporate Director	Canada

Brian D. Lawson, Director and Vice Chair	181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3, Canada	Vice Chair, Brookfield Corporation	Canada

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Cyrus Madon, Executive Vice Chair	Brookfield Place 225 Liberty Street, 8th Floor New York NY 10281-1048	Executive Vice Chair, Brookfield Corporation	Canada

Howard S. Marks, Director	Oaktree Capital Management, L.P., 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071, U.S.A.	Co-Chair, Oaktree Capital Management, L.P.	U.S.A

The Honourable Frank J. McKenna, Director and Chair	TDCT Tower 161 Bay Street, 35th Fl Toronto, Ontario M5J 2T2, Canada	Chair, Brookfield Corporation and Deputy Chair, TD Bank Group	Canada

Rafael Miranda, Director	Calle Serrano 21, Suite 2A, Madrid 28001 Spain	Corporate Director	Spain

Lord Augustine Thomas O’Donnell, Director	One Canada Square, Level 25 Canary Wharf, London E14 5AA U.K	Ambassador of Frontier Economics Limited, and a senior advisor to Brookfield in Europe	United Kingdom

Hutham S. Olayan, Director	550 Madison Avenue New York, NY, 10022	Chair of the Shareholders Board of The Olayan Group,	U.S.A. and Saudi Arabia

Samuel J.B. Pollock, Director	181 Bay Street, Suite 100, Toronto, Ontario M5J 2T3, Canada	Chief Executive Officer, Brookfield Infrastructure Partners	Canada

Satish Rai, Director	181 Bay Street, Suite 100 Toronto, Ontario M5J 2T3, Canada	Chair, Richcraft Properties and Vice-Chair, Forum Asset Management	Canada

Diana L. Taylor, Director	c/o Bloomberg, Philanthropies, 25 East 78th Street, New York, N.Y. 10075	Corporate Director	U.S.A.

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